10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

New Jersey Municipal Bond Fund

Security

New Jersey Economic Development Authority

Advisor

EIMCO
Transaction
-----------
Date
9/22/2005
Cost
----
$5,268,700
Offering Purchase
-----------------
0.666%
Broker
------
RBC Dain Rauscher
Underwriting
------------
Syndicate
Members
RBC Dain Rauscher
Banc Of America Securities LLC
Morgan Stanley
PNC Capital Markets, Inc.
Wachovia Bank, National Association


Fund

New York Municipal Bond Fund

Security

The City of New York

Advisor

EIMCO
Transaction
-----------
Date
7/15/2005
Cost
----
$684,128
Offering Purchase

0.075%

Broker

UBS Financial Services, Inc.
Underwriting
------------
Syndicate
Members
UBS Financial Services, Inc.
Bear, Stearns & Co. Inc
Citigroup Global Markets, Inc.
Morgan Stanley & Co.
Wachovia Securities, Inc.


Fund

Connecticut Municipal Bond Fund

Security

The University of Connecticut

Advisor

EIMCO
Transaction
-----------
Date
3/2/2006
Cost
----
$1,000,000
Offering Purchase
-----------------
0.71%
Broker
Goldman, Sachs & Co.
Underwriting
------------
Syndicate
Members
JP Morgan
A.G. Edwards
Loop Capital Markets, LLC
Wachovia Bank, National Association
Banc of America Securities LLC